Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES 2015 FINANCIAL RESULTS;
FOURTH QUARTER NET INVESTMENT INCOME AFTER TAXES OF $0.43 PER SHARE;
BOARD DECLARES FIRST QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., February 29, 2016 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2015 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income after taxes for the quarter ended December 31, 2015 was $20.8 million, or $0.43 per share on a diluted basis, net of $0.11 per share in incentive compensation on net investment income. Net investment income after taxes for the year ended December 31, 2015 was $79.8 million, or $1.63 per share on a diluted basis, after preferred dividends and $0.41 per share in incentive compensation on net investment income.

•
Net increase in net assets resulting from operations for the quarter ended December 31, 2015 was $2.1 million, or $0.04 per share. Net increase in net assets resulting from operations for the year ended December 31, 2015 was $59.1 million, or $1.21 per share.

•	Net asset value per share at December 31, 2015 was $14.78 compared to $15.10 at September 30, 2015 and $15.01 at December 31, 2014.

•	Total acquisitions during the quarter ended December 31, 2015 were $77.6 million and total dispositions were $150.6 million.

•	On February 29, 2016, our board of directors declared a first quarter dividend of $0.36 per share payable on March 31, 2016 to shareholders of record as of March 17, 2016.

“We are very pleased with our strong earnings, which have covered our regular dividend each quarter since our IPO,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We out-earned our fourth quarter dividend by $0.07 and our total 2015 dividends by $0.19 after excise taxes. The credit quality of our diversified portfolio remains strong with floating rate debt comprising approximately 80% of our debt portfolio.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2015, our investment portfolio consisted of debt and equity positions in 88 portfolio companies with a total fair value of approximately $1,183 million. Debt positions represented approximately 96% of the portfolio fair value, substantially all of which were senior secured debt. Equity positions represented approximately 4% of our investment portfolio.

As of December 31, 2015, the weighted average annual effective yield of our debt portfolio was approximately 10.95%.(1) As of December 31, 2015, approximately 80% of our debt portfolio at fair value had floating interest rates. As of December 31, 2015, we had two debt investments on non-accrual status totaling 0.2% of the portfolio at fair value.

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended December 31, 2015, we invested approximately $77.6 million in eleven investments, comprised of seven new and four existing portfolio companies. The investments were comprised of approximately $58.7 million in senior secured loans, $9.7 million in senior secured notes and $9.2 million in various senior secured loans through our partnership with GA. Additionally, we received proceeds from sales and repayments of investment principal of approximately $150.6 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2015, total assets were $1,243.3 million, net assets applicable to common shareholders was $722.0 million and net asset value per share was $14.78, as compared to $1,333.8 million, $738.9 million, and $15.10 per share, respectively on September 30, 2015.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2015 was approximately $39.6 million, or $0.81 per share, including $0.13 per share from prepayment premiums and related amortization, $0.04 per share from original issue discount accretion and $0.04 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.01 per share.

Total operating expenses for the three months ended December 31, 2015 were approximately $12.7 million, or $0.26 per share. We also incurred incentive compensation from net investment income of $5.2 million, or $0.11 per share. Excluding incentive compensation and excise taxes, annualized fourth quarter expenses, including all costs of leverage, were 6.3% of average net assets.

Net investment income before taxes for the three months ended December 31, 2015 was approximately $26.9 million, or $0.55 per share, before related incentive compensation. After-tax net investment income after related incentive compensation was $20.8 million, or $0.43 per share.

Net realized losses for the three months ended December 31, 2015 were $14.0 million, or $0.29 per share, primarily comprised of a $12.4 million loss on the disposition of our loan to Marsico Capital Management (“Marsico”). This investment was part of our pre-IPO legacy, distressed debt strategy, and had generated substantial cash interest income. The loan was sold at approximately its fair value as of the prior quarter end, and the sale had a minimal impact on net asset value. During the three months ended December 31, 2015, we recognized $4.8 million, or $0.10 per share, in net unrealized depreciation as a result of markdowns across the portfolio as market yield spreads widened and a decline in our investment in Securus Technologies, Inc., partially offset by the reversal of the unrealized loss on Marsico and credit improvements in a number of investments. Net realized and unrealized losses for the three months ended December 31, 2015 were $18.7 million, or $0.38 per share.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended December 31, 2015 was $2.1 million, or $0.04 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2015, available liquidity was approximately $274.4 million, comprised of approximately $35.6 million in cash and cash equivalents and $245.2 million in available capacity under the leverage program, less approximately $6.4 million in net outstanding settlements.

The combined weighted-average interest rate on amounts outstanding on our leverage program as of December 31, 2015 was 3.2%.

Total leverage outstanding at December 31, 2015 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility
Revolver	2018	L+1.75	% (2)	$24,000,000	$92,000,000	$116,000,000
Term Loan	2018	L+1.75	% (2)	100,500,000	-	100,500,000
Convertible Notes ($108 million par)	2019	5.25%		106,110,321	-	106,110,321
TCPC Funding Facility	2020	L+2.50	% (3)	229,000,000	121,000,000	350,000,000
SBA Debentures	2024-2025	2.84	% (4)	42,800,000	32,200,000	75,000,000	(5)
Total leverage				$502,410,321	$245,200,000	$747,610,321

(1) Except for the Convertible Notes, all carrying values are the same as the principal amounts outstanding
(2) Based on either LIBOR or the lender’s cost of funds, subject to certain limitations
(3) L+2.25% subject to certain funding requirements
(4) Weighted-average interest rate, excluding fees of 0.36%
(5) Anticipated total capacity of $150 million

On February 24, 2016, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.  As of February 26, 2016 we had purchased over 250,000 shares under the repurchase plan.

RECENT DEVELOPMENTS

On February 29, 2016, our board of directors declared a first quarter regular cash dividend of $0.36 per share payable on March 31, 2016 to stockholders of record as of the close of business on March 17, 2016.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Monday, February 29, 2016 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 35833995 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2015 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 7, 2016. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 35833995.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2015	December 31, 2014

Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,123,682,687 and $1,097,181,753, respectively)	$1,099,208,475	$1,081,901,384
Companies 5% to 25% owned (cost of $68,862,518 and $52,103,511, respectively)	69,008,931	48,716,425
Companies more than 25% owned (cost of $39,162,221 and $40,213,258 respectively)	14,702,319	15,918,077
Total investments (cost of $1,231,707,426 and $1,189,498,522, respectively)	1,182,919,725	1,146,535,886

Cash and cash equivalents	35,629,435	27,268,792
Deferred debt issuance costs	9,595,091	7,700,988
Accrued interest income:
Companies less than 5% owned	8,842,528	9,222,001
Companies 5% to 25% owned	741,306	253,987
Companies more than 25% owned	29,230	28,450
Unrealized appreciation on swaps	3,229,442	1,717,610
Receivable for investments sold	-	10,961,369
Options (cost of $51,750 and $51,750, respectively)	-	497
Prepaid expenses and other assets	2,331,044	2,177,217
Total assets	1,243,317,801	1,205,866,797

Liabilities
Debt	502,410,321	328,696,830
Payable for investments purchased	6,425,414	2,049,518
Incentive allocation payable	5,207,606	4,303,040
Interest payable	2,911,257	1,510,981
Payable to the Advisor	508,334	459,827
Accrued expenses and other liabilities	3,877,852	3,219,783
Total liabilities	521,340,784	340,239,979

Commitments and contingencies

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 0 and 6,700 interests authorized, issued and
outstanding as of December 31, 2015 and December 31, 2014, respectively	-	134,000,000
Accumulated dividends on Series A preferred equity facility	-	497,790
Total preferred limited partner interests	-	134,497,790

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	-	-

Net assets applicable to common shareholders	$721,977,017	$731,129,028

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 48,834,734 and 48,710,627
shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	$48,834	$48,710
Paid-in capital in excess of par	878,383,356	877,103,880
Accumulated net investment income	22,261,793	21,884,381
Accumulated net realized losses	(132,483,593)	(126,408,033)
Accumulated net unrealized depreciation	(46,233,373)	(41,499,910)
Net assets applicable to common shareholders	$721,977,017	$731,129,028

Net assets per share	$14.78	$15.01

TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2015	2014	2013

Investment income
Interest income:
Companies less than 5% owned	$135,518,703	$94,632,495	$60,323,117
Companies 5% to 25% owned	5,932,861	5,394,075	5,445,021
Companies more than 25% owned	560,989	896,695	1,210,926
Dividend income:
Companies 5% to 25% owned	-	1,968,748	-
Lease income:
Companies 5% to 25% owned	1,352,797	320,277	420,375
Companies more than 25% owned	-	1,014,053	701,239
Other income:
Companies less than 5% owned	3,502,875	2,328,980	1,470,116
Companies 5% to 25% owned	-	26,125	38,252
Total investment income	146,868,225	106,581,448	69,609,046

Operating expenses
Interest and other debt expenses	18,895,977	9,821,751	2,339,447
Management and advisory fees	18,593,660	13,646,064	8,820,229
Legal fees, professional fees and due diligence expenses	2,840,839	1,355,370	797,568
Administrative expenses	1,600,477	1,421,863	849,228
Insurance expense	374,720	288,156	189,139
Director fees	318,317	357,050	288,336
Custody fees	300,055	229,254	149,860
Other operating expenses	2,564,662	1,360,564	867,353
Total operating expenses	45,488,707	28,480,072	14,301,160

Net investment income before taxes	101,379,518	78,101,376	55,307,886

Excise tax expense	876,706	808,813	977,624
Net investment income	100,502,812	77,292,563	54,330,262

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(7,077,393)	(16,370,638)	(40,379,889)
Investments in companies 5% to 25% owned	(10,613,422)	(4,748,229)	(7,004,857)
Investments in companies more than 25% owned	19,167	-	-
Net realized loss	(17,671,648)	(21,118,867)	(47,384,746)

Change in net unrealized appreciation/depreciation	(4,733,463)	(6,185,711)	56,456,107
Net realized and unrealized gain (loss)	(22,405,111)	(27,304,578)	9,071,361

Net increase in net assets from operations	78,097,701	49,987,985	63,401,623

Gain on repurchase of Series A preferred interests	1,675,000	-	-
Dividends on Series A preferred equity facility	(1,251,930)	(1,444,634)	(1,516,585)
Net change in accumulated dividends on Series A
preferred equity facility	497,790	6,462	22,033
Distributions of incentive allocation to the General Partner from:
Net investment income	(19,949,734)	(15,170,877)	(10,567,142)
Net realized gains	-	-	(645,691)
Net change in reserve for incentive allocation	-	1,168,583	(1,168,583)

Net increase in net assets applicable to common shareholders
resulting from operations	$59,068,827	$34,547,519	$49,525,655

Basic and diluted earnings per common share	$1.21	$0.88	$1.91

Basic and diluted weighted average common shares outstanding	48,863,188	39,395,671	25,926,493

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the company’s prospectus dated July 1, 2015 and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.
SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
 Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com